UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2009

NATIONAL BANKSHARES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Officers

On January 16, 2009, National Bankshares, Inc. (“the Company”) announced that the Board of Directors has approved the appointment of David K. Skeens as its Treasurer and Chief Financial Officer. Mr. Skeens will also continue to serve as Senior Vice President of Operations and Risk Management at National Bankshares’ sole banking subsidiary, the National Bank of Blacksburg, which does business as National Bank. He will replace interim Treasurer and Chief Financial Officer F. Brad Denardo, who will resume his duties as the Company’s Executive Vice President.

Mr. Skeens, age 42, has a B.B.A. in Accounting from Radford University, and he has completed the Graduate School of Banking at Louisiana State University. He also achieved the Certified Financial Services Auditor and Certified Trust Auditor designations. Mr. Skeens joined the National Bank of Blacksburg in 1990 as a Management Trainee. He has served as the bank’s Auditor, as the Company’s Corporate Auditor and, most recently, as the bank’s Senior Vice President of Operations and Risk Management.

National Bankshares, Inc. and Mr. Skeens are not parties to any employment agreements, and his employment will be at will. He will receive a salary of $82,500, and he receives health, insurance and qualified retirement plan benefits provided to all employees by the Company, including the National Bankshares, Inc. Retirement Income Plan (defined benefit), the National Bankshares, Inc. Retirement Accumulation Plan (401-k) and the National Bankshares, Inc. Mr. Skeens and the National Bank of Blacksburg have entered into a non-qualified salary continuation agreement (“the Agreement”) that will provide him with an annual retirement benefit of $30,807 at the normal retirement age of 65. The payments are paid for the greater of life or 15 years. There is a 15-year pre-retirement death benefit in the same amount. The Agreement also includes reduced and graduated amounts of disability benefits and benefits in the event of a change in control (as that term is defined in the Agreement). Early termination benefits are provided in reduced and graduated amounts if Mr. Skeens remains with the Company until the end of the calendar year in which he turns 50.

A copy of the Company’s press release dated January 16, 2009 announcing Mr. Skeens’ appointment as Treasurer and Chief Financial Officer is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

99.1	Press release issued by National Bankshares, Inc. on January 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date: January 16, 2009	By:	/s/ JAMES G. RAKES
James G. Rakes
Chairman
President and Chief Executive Officer

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